Exhibit 99.1
ChromaDex Appoints Former GlaxoSmithKline Executive, Jeff Baxter, to Its Board of Directors

IRVINE, Calif., April 20, 2015 – ChromaDex Corp. (OTCQX: CDXC), an innovative natural products company that provides proprietary ingredients and science-based solutions to the dietary supplement, food and beverage, cosmetic and pharmaceutical industries, announced today that Jeff Baxter has joined the Company's Board of Directors as an Independent Director.

Mr. Baxter, age 53, has served as President and CEO and a Director of VBI Vaccines, Inc. (NASDAQ: VBIV) since 2009.  Previously, he was managing partner for the venture capital firm, The Column Group, where he played a pivotal role in the creation of several biotech companies including Immune Design Corp. (NASDAQ: IMDZ), a vaccine company based on the Lentiviral vector platform and TLR adjuvant technologies.   Until July of 2006, Mr. Baxter was SVP, R&D Finance and Operations, of GlaxoSmithKline (GSK). In his 19 years of pharma experience at GSK, he has held line management roles in R&D, commercial, manufacturing, Finance and The Office of the CEO. His most recent position in the global R&D organization included responsibility for finance, pipeline resource planning and allocation, business development deal structuring and SROne (GSK’s in-house $125 million venture capital fund). He also chaired GSK’s R&D Operating Board. Prior to GSK, he worked at Unilever and British American Tobacco. Mr. Baxter was educated at Thames Valley University and is a Fellow of the Chartered Institute of Management Accountants (FCMA).

Mr. Baxter commented, “I am honored to join the Board of ChromaDex.  The Company is at a very exciting inflection point in its growth and development.”

“I welcome Jeff to the board,” said Steve Allen, Chairman of ChromaDex.  “Jeff is an experienced and successful biopharma executive who can support our board and management in a number of areas, including, business development, merger and acquisitions, out-licensing arrangements with potential partners, and strategies surrounding therapeutic and pharmaceutical applications of our patented ingredients.”

ChromaDex also announced the resignation of Mark Germain from its board.  The total number of board members now stands at seven, of which six are independent.

About ChromaDex:

ChromaDex is an innovative natural products company that discovers, acquires, develops and commercializes proprietary-based ingredient technologies through its unique business model that utilizes its wholly owned synergistic business units, including ingredient technologies, natural product fine chemicals (known as "phytochemicals"), chemistry and analytical testing services, and product regulatory and safety consulting (as Spherix Consulting). The company provides seamless science-based solutions to the nutritional supplement, food and beverage, animal health, cosmetic and pharmaceutical industries. The ChromaDex ingredient technologies unit includes products backed with extensive scientific research and intellectual property. Its ingredient portfolio includes pTeroPure® pterostilbene; ProC3G®, a natural black rice containing cyanidin-3-glucoside; PURENERGY®, a caffeine-pTeroPure® co-crystal; and NIAGEN®, its recently launched branded nicotinamide riboside, a novel next-generation B vitamin. To learn more about ChromaDex, visit www.chromadex.com.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Contacts:

The Del Mar Consulting Group, Inc.
Robert B. Prag, President
858-794-9500
bprag@delmarconsulting.com

ChromaDex Company Contact:
Andrew Johnson, Director of Investor Relations
949-419-0288
andrewj@chromadex.com